                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                OCTOBER 8, 1997

--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                          COINMACH LAUNDRY CORPORATION

             (Exact name of Registrant as specified in its charter)
--------------------------------------------------------------------------------


        DELAWARE                1-11907                 11-3258015
--------------------------------------------------------------------------------
     (State or other            (Commission             (IRS Employer
     jurisdiction of            File Number)            Identification
     incorporation)                                       number)



                    55 LUMBER ROAD, ROSLYN, NEW YORK  11576
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (516) 484-2300
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



                                             Exhibit Index is located on Page 4

Item 5.  Other Events.
---------------------

     On October 8, 1997, Coinmach Corporation ("Coinmach"), a wholly-owned subsidiary of Coinmach Laundry Corporation (the "Company"), consummated a private placement (the "Offering) of $100,000,000 aggregate principal amount of its 11 3/4% Series C Senior Notes due 2005 on substantially identical terms as its outstanding Series B 11 3/4% Senior Notes due 2005 (the "Series B Notes"). Substantially all of the proceeds of the Offering were applied to reduce a portion of the Company's outstanding borrowings under its senior credit facility.

     Contemporaneously with the Offering, Coinmach solicited consents from holders of the Series B Notes pursuant to the terms of a consent solicitation statement (the "Consent Solicitation Statement") to amend (the "Amendment") the indenture governing the Series B Notes (the "Indenture") to modify the covenant restricting Coinmach's ability to incur debt. The completion of the Offering was not conditioned upon the effectiveness of the Amendment. The Amendment, which provides additional flexibility under the Consolidated Fixed Charge Coverage Ratio (as defined in the Indenture), permits the incurrence of additional indebtedness for a period of twenty-four months provided that, among other things, Coinmach's Consolidated Fixed Charge Coverage Ratio exceeds 2.10 to 1.00 (instead of 2.25 to 1.00 as previously required under the Indenture).

     The consent solicitation with respect to the Amendment expired at 5:00 p.m., New York City time, on October 7, 1997, on or prior to which time Coinmach had received consents from holders of $192,043,000 outstanding principal amount of Series B Notes, constituting at least a majority of the consents required to give effect to the Amendment. Holders of Series B Notes that validly tendered an accepted consent form on or prior to 5:00 p.m., New York City time on October 14, 1997 in accordance with the terms of the Consent Solicitation Statement were entitled to receive a consent fee in an amount of $8.75 per $1,000 principal amount of Series B Notes (the "Consent Fee"). As of 5:00 p.m., New York City time on October 14, 1997, there were $196,655,000 principal amount of Series B Notes outstanding, and Coinmach had received valid consents from holders of $196,647,000 principal amount of Series B Notes.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------

       c. Exhibits.
          --------

          The following exhibits are filed as part of this report.

           4.1 Indenture, dated as of October 8, 1997, by and between Coinmach and State Street Bank and Trust Company

          10.1 Purchase Agreement, dated as of October 1, 1997, by and among Coinmach, Jefferies & Company, Inc., Lazard Freres & Co., LLC, BT Alex. Brown Incorporated and First Union Capital Markets Corp.

          10.2 Registration Rights Agreement, dated October 8, 1997, by and among Coinmach, Jefferies & Company, Inc., Lazard Freres & Co., LLC, BT Alex. Brown Incorporated and First Union Capital Markets Corp.

          10.3 Second Supplemental Indenture, dated as of October 8, 1997 (Supplemental to Indenture dated as of November 30, 1995) from Coinmach to State Street Bank and Trust Company

          10.4 Amendment No. Two and Waiver, dated as of October 7, 1997, to the Credit Agreement dated as of January 8, 1997 as amended by Amendment No. 1 dated as of June 2, 1997, among the Company, Coinmach, the lending institutions from time to time party thereto, Bankers Trust Company, First Union National Bank of North Carolina and Lehman Commercial Paper, Inc.

          99.1      Press release, dated October 7, 1997

          99.2      Press release, dated October 8, 1997

                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  October 21, 1997

                                COINMACH LAUNDRY CORPORATION


                                     /s/ ROBERT M. DOYLE
                                By:   ______________________________________
                                     Robert M. Doyle
                                     Senior Vice President

                                 EXHIBIT INDEX


EXHIBIT
-------                                                                                 PAGE
NUMBER                          DOCUMENT                                                NUMBER
-------                         --------                                                ------
 4.1            Indenture, dated as of October 8, 1997, by and between
                Coinmach and State Street Bank and Trust Company                          5

10.1            Purchase Agreement, dated as of October 1, 1997, by and among
                Coinmach, Jefferies & Company, Inc., Lazard Freres & Co., LLC,
                BT Alex. Brown Incorporated and First Union Capital Markets
                Corp.                                                                    98

10.2            Registration Rights Agreement, dated October 8, 1997, by and among Coinmach, Jefferies & Company, Inc., Lazard Freres & Co.,
                LLC, BT Alex. Brown Incorporated and First Union Capital Markets
                Corp.                                                                   125

10.3            Second Supplemental Indenture, dated as of October 8, 1997
                (Supplemental to Indenture dated as of November 30, 1995) from
                Coinmach to State Street Bank and Trust Company                         139

10.4            Amendment No. Two and Waiver, dated as of October 7, 1997, to the Credit Agreement dated as of January 8, 1997 as amended by
                Amendment No. 1 dated as of June 2, 1997, among the Company,
                Coinmach, the lending institutions from time to time party thereto, Bankers Trust Company, First Union National Bank of
                North Carolina and Lehman Commercial Paper, Inc.                        143

99.1            Press Release, dated October 7, 1997                                    162

99.2            Press Release, dated October 8, 1997                                    163

                                                                 Page 4 of 163